SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          June 23, 2006 (June 19, 2006)
                Date of Report (Date of earliest event reported)


                        REDHOOK ALE BREWERY, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


           Washington                 0-26542              91-1141254
  (State or Other Jurisdiction      (Commission         (I.R.S. Employer
       of Incorporation)            file number)       Identification No.)


                        14300 NE 145th Street, Suite 210
                          Woodinville, Washington 98072
               (Address of Principal Executive Offices, Zip Code)


                                 (425) 483-3232
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On June 19, 2006, the Company appointed Jay T. Caldwell to serve as principal accounting officer, controller and treasurer of Redhook Ale Brewery, Incorporated (the "Company"). Mr. Caldwell replaces Anne M. Mueller, who has served as interim principal accounting officer and controller since May 2006 while the Company conducted a search for a permanent controller and treasurer.

Since January 2006, Mr. Caldwell, 53, has performed financial consulting for Captaris, Inc. From 2001 to 2005, Mr. Caldwell served as the General Manager of Arena Sports, Inc., and from 1997 to 2003, he owned Caldwell Resource Group, a consulting firm focused on evaluating acquisitions and negotiating service contracts. Since beginning his career in 1977, Mr. Caldwell has also served in various finance and accounting roles at Midcom Communications, Logic Modeling, Applied Microsystems, Xytec, Flow Systems, and Haskins & Sells.

Mr. Caldwell will receive an annual base salary of $110,000 per year, subject to review and annual adjustment. He will also be eligible for a yearly bonus of 10% of his base salary upon achieving certain targets. Mr. Caldwell will be employed by the Company as an "at-will" employee.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 REDHOOK ALE BREWERY,
                                                 INCORPORATED



Dated: June 23, 2006                             By: /s/ DAVID J. MICKELSON
                                                     ---------------------------
                                                     David J. Mickelson
                                                     Principal Financial Officer


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